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                                                                   EXHIBIT 10.38

                               SECURITY AGREEMENT
                (under the Uniform Commercial Code of California)

                                                               December 16, 2002

BFI Business Finance
1655 The Alameda
San Jose, California 95126


         This Agreement confirms the understanding and agreement by and between BFI BUSINESS FINANCE, a California corporation ("Lender") and BRIGHTSTAR INFORMATION TECHNOLOGY SERVICES, INC. AND BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., each a DELAWARE CORPORATION (individually and collectively, "Borrower") regarding the loan to be made by Lender and its terms and conditions.

         1. Lender shall from time to time in Lender's sole discretion advance sums to Borrower up to EIGHTY FIVE PERCENT (85%) of the Net Face Amount of Prime Accounts (as defined below in Paragraph 6) and such other sums as Lender may determine (an "Advance"), but in no event shall the aggregate indebtedness (under this Agreement or under all Obligations) to Lender at any one time exceed without Lender's prior written approval, the sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) (the "Maximum Amount"). In the event that the balance owing under this Security Agreement (the "Agreement") exceeds the sum set forth in this Paragraph 1, or in the event that said balance exceeds the percentage set forth above of the Value of Prime Accounts as determined by Lender, Borrower understands and agrees that Lender shall make no further Advances to the Borrower unless and until Borrower pays Lender the amount of such excess (the "Overadvance"), and Borrower hereby promises to pay such excess to Lender upon Lender's demand.

         2. Each Advance and Borrower's total indebtedness to Lender shall be paid by Borrower as follows: (a) the delivery to Lender of all collections received by Borrower on Accounts assigned to Lender; (b) the delivery to Lender from time to time on demand, of a sum equal to the Net Face Amount of all Accounts assigned to Lender and which remain uncollected more than ninety (90) days from the date of each invoice or which are more than sixty (60) days past due. In addition, Borrower's entire unpaid indebtedness, whenever and however created, shall become immediately due and payable upon the occurrence of an Event of Default as defined in Paragraph 19 or in the case of termination, as set forth in Paragraph 21, whether by notice, lapse of time or otherwise, whichever occurs first. Payments received shall be applied first against fees and costs, if any, then against interest and then against principal. Each accounting rendered by Lender to Borrower shall be deemed correct and binding unless Borrower notifies Lender in writing to the contrary within thirty (30) days after the date of each accounting rendered by Lender.

         3. Advances hereunder shall bear interest, on the average daily outstanding balance, at the rate of FOUR PERCENTAGE POINT(S) (4.0%) PER ANNUM over and above the rate announced as the "prime" rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the "Prime Rate"); provided that the Prime Rate shall at all times be deemed to be not less than four and one quarter percent (4.25%) per annum (the "Deemed Prime Rate") and provided that the minimum amount of interest and fees payable shall in no event be less than ONE THOUSAND AND 00/100 DOLLARS ($1,000.00) per month (the
"Minimum Monthly Interest Payment"). In the event that the Prime Rate is changed, the adjustment in the interest rate charged shall be made on the day such change occurs. The Prime Rate is a rate used by certain financial institutions as one of their index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of such financial institutions' index rates. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall be due and payable monthly on the first day of each month, and if not so paid, shall bear interest at the rate hereinabove specified. At Lender's option, accrued interest may be charged as an Advance under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no payment made by check shall be deemed made until THREE (3) business days after receipt thereof by Lender, to allow for and subject to, clearance of such checks.

         4. At the time of execution hereof, Borrower agrees to pay Lender a one-time fee of ONE PERCENT (1.0%) of the Maximum Amount (the "Loan Origination Fee"). A sum of ONE HALF OF ONE PERCENT (0.50%) of the Maximum Amount will be paid annually, every twelve (12) months from the date of this Agreement, thereafter (the "Annual Fee"). While any indebtedness remains outstanding pursuant to this Agreement, on or before the first day of each month, Borrower agrees to pay an administrative fee equal to ONE HALF OF ONE PERCENT (0.50%) per month of the average daily outstanding balance during the preceding month (the "Administrative Fee"). For purposes of computing the average daily outstanding balance during the month and the Administrative Fee payable on account thereof, payments made by check shall be applied as set forth in Paragraph 2 and 3 above.

         5. All Advances and charges hereunder, together with all obligations and indebtedness to Lender, however and whenever created (collectively, the "Obligations"), shall be secured by a continuing security interest in (a) all of Borrower's present and hereafter acquired Inventory, including, but not by way of limitation, raw materials, work in process and finished goods of all nature and description; (b) all present and hereafter acquired plant, office and/or other equipment, including, but not limited to machinery and all attachments and appurtenances hereto, tools, dies, molds, jigs, bores, patterns, appliances, fixtures, furniture and furnishings; (c) assignment and pledge of all our Accounts now existing or hereafter arising during the term hereof, (d) all present and hereafter acquired contracts, contract rights, purchase orders, chattel paper, negotiable documents, insurance policies and proceeds; (e) all cash, cash in banks, savings institutes, certificates of deposit, etc., now owned or hereafter acquired, and proceeds thereof; (if) all present and hereafter acquired general intangibles, including, but not by way of limitation to the name and goodwill of debtor, trademarks, tradenames, copyrights, processes, patents, patent rights,



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patent applications, licenses, inventions, royalties and/or commissions; (g)
such other security as shown by separate written instruments which Borrower now or hereafter gives Lender, and (h) any and all other property of Borrower coming into Lender's possession or under Lender's control all of which security interests, assignments and pledges Borrower hereby grants to Lender in accordance with and subject to Division 9 of the California Commercial Code, (i) any and all products and proceeds of the foregoing. Each new Advance (and all prior Advances, indebtedness or liabilities) shall be covered by all security agreements that Borrower has then given or caused to be given to Lender.

         6. As used in this Agreement, unless otherwise indicated by the context, "Accounts" shall mean all present and future right of Borrower to payment for goods sold or leased, or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance. "Net Face Amount" shall mean with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the account debtor is entitled. "Prime Accounts" shall mean Accounts created by Borrower which: (a) are acceptable to Lender; (b) are credit worthy;
(c) have been validly assigned to Lender; (d) as of the date of determination, are not more than sixty (60) days past due or remain uncollected more than ninety (90) days from the date of each invoice; and (e) strictly comply with all Borrower's warranties and representations to Lender. "Value" shall mean the lower of cost or fair market value. "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature (or as described in any Financing Statement which Lender has been authorized to file) wherever located and including but not limited to inventory located at 4900 HOPYARD BOULEVARD, SUITE 200, PLEASANTON, CALIFORNIA 94588, which is Borrower's chief executive office (the "Chief Executive Office"), and 1515 HANCOCK STREET, QUINCY, MASSACHUSETTS 02169 AND 14673 MIDWAY ROAD, SUITE 118, ADDISON, TEXAS 75001 (collectively the "Premises"). The Inventory and Equipment shall not at any time now or hereafter be stored with a landlord, bailee, warehouseman, or similar party without Lender's prior written consent.

         7. Borrower shall not relocate its Chief Executive Office or Premises, or open any new locations unless Borrower (a) gives thirty (30) days prior written notification to Lender; (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the collateral at such locations, including without limitation, UCC-1 Financing Statements and waivers from any landlord, bailee, or warehouseman in form and substance satisfactory to Lender.

         8. So long as Borrower is indebted to Lender, Borrower warrants, represents and agrees that: (a) all collateral security given or caused to be given by Borrower to Lender is and will be a first security interest on the property described in each such security agreement (except insofar as Borrower has notified Lender to the contrary in writing); (b) the property covered by all security agreements given or caused to be given by Borrower to Lender is solely owned by Borrower or the party described in such security agreement; (c) the property covered by all security agreements given or caused to be given by Borrower to Lender (except for sales of Inventory in the ordinary course of business) is free and clear of all liens, encumbrances, security interest and adverse claims other than created by such security agreements; (d) the property covered by all security agreements given or caused to be given by Borrower to Lender is kept in good condition and repair, is not subject to waste, will not (except for sales of Inventory in the ordinary course of business) be sold, transferred or assigned or removed from the Premises described in such security agreements without first obtaining Lender's prior written consent; (e) all Accounts when assigned to Lender will be Prime Accounts and will have been created by absolute sales of Borrower's merchandise or services, will be genuine, bona fide and collectible, and Borrower will have and convey good, unencumbered and absolute title to Lender free of all third party claims; (f) Accounts assigned to Lender will not be subject to any dispute, right of offset, counterclaim, or right of cancellation or return; (g) at the time of assignment of Accounts to Lender, all property giving rise to such Accounts will have been delivered (from Premises in the United States) to, and unconditionally accepted by, each account debtor; (h) prior to the assignment and pledge of an Account to Lender, Borrower will have performed all things required by the terms of all agreements or purchase orders giving rise to such Account; (i) at the time of assignment to Lender, all Accounts will be due and unconditionally payable on terms of thirty (30) days or less, or on such other terms (as are acceptable to Lender) which are expressly set forth on the face of all invoices, copies of which shall be delivered to Lender and no Account will then be past due; (j) Accounts do not consist of progress billings, bill and hold invoices or retainage invoices; (k) neither the account debtor nor any officer, employee or agent of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise; (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State or any political subdivision, department, agency or instrumentality thereof the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender; (m) Accounts of a single account debtor or its affiliates do not constitute more than twenty-five percent (25%) of all otherwise Prime Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Prime Accounts);
(n) Accounts are not owed by any account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice therefore and which constitute more than twenty-five percent (25%) of the total Accounts from such account; (o) all facts figures, representations given, or caused to be given by Borrower to Lender in connection with the Value of the property given to Lender as security or regarding each Advance or Account or pertaining to anything done under this Agreement shall be true and correct; (p) Borrower's books and records fully and accurately reflect all of Borrower's assets and liabilities (absolute and contingent), are kept in the ordinary course of business in accordance with generally accepted accounting principles consistently applied and all information contained therein is true and correct; (q) the fair market value of the property covered by all security agreements given by Borrower to Lender, is and shall at all times be, not less than the price which Borrower paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to Lender; (r) Borrower will not borrow any money except under this Agreement without first notifying Lender; (s) Borrower will not sell or assign any of Borrower's Accounts or pledge, encumber, hypothecate, first mortgage or otherwise create or give any security interest on any property without notifying Lender; (t) all taxes of any governmental or taxing authority due


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or payable by, or imposed or assessed against Borrower have been paid and shall be paid in full before delinquency; (u) there are no actions or proceedings pending by or against Borrower before any court or administrative agency, and there are no pending, threatened, or known to be imminent litigations, governmental investigations or claims, complaints, or prosecutions involving Borrower except as heretofore disclosed in writing to Lender; (v) Borrower has the legal power and authority to enter into this Agreement and to perform and discharge obligations hereunder; (w) if Borrower is a CORPORATION, Borrower will do all things necessary to preserve good standing as a CORPORATION under the laws of the state(s) where Borrower conducts business, specifically
CALIFORNIA, MASSACHUSETTS, TEXAS, LOUISIANA, & ARKANSAS and under the laws of DELAWARE, the state of Borrower's organization; and (x) every payment falling due on Accounts assigned to Lender will be duly paid and received by Lender on or before the earlier of ninety (90) days from the date of each invoice or sixty
(60) days from the due date of each invoice.

         9. Borrower agrees to execute upon demand by Lender any and all Financing Statements, Continuation Statements or other statements intended to perfect Lender's security interest hereunder, in whatsoever form Lender may require, as provided for and defined in Division 9 of the California Commercial Code, but Lender shall be entitled and is hereby expressly authorized to execute and file the same on Borrower's behalf, and Lender is hereby appointed Borrower's attorney-in-fact for such purpose.

         10. Each warranty, representation, and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made, or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which Borrower shall give, or cause to be given, to Lender either now or hereafter.

         11. Notwithstanding termination of this Agreement, all assignments, pledges, liens, and/or other security interest now or hereafter granted to Lender shall continue in full force until all of our indebtedness and liabilities to Lender have been paid.

         12. Borrower shall promptly pay any and all expenses of storing, warehousing, insuring, handling and shipping of Borrower's property and any and all excise, property, sales and other taxes (providing Lender with evidence of payment thereof), security interest, encumbrances and liens, levied or imposed by any governmental or taxing authority on Borrower or on any of Borrower's property or any property caused to be given to Lender as security. If Borrower fails to promptly pay when due, whether to Lender or any other person, monies which Borrower is required to pay under any portion of this Agreement, Lender may, but need not, pay the same and charge Borrower's account therefore and Borrower shall promptly reimburse Lender therefor. Any and all sums shall become additional indebtedness owing to Lender and shall bear interest at the rate provided in Paragraph 3 hereof and shall be covered by all security now or hereafter given by Borrower or which Borrower causes to be given to Lender. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         13. All documents to be delivered by Borrower shall contain such terms and be in such form as Lender may require. Each assignment, pledge or other security agreement shall include and cover all of Borrower's right, title and interest in property described therein and all of Borrower's books, records and files relating thereto. All ledger sheets, files, records and documents, files and records relating to Accounts, Inventory, or other collateral assigned to Lender shall, unless delivered to or removed by Lender, be kept on the Premises in trust for, and without cost to Lender. Lender may at any time remove from the Premises all documents, files and records relating to Lender's security.

         14. Prior to Lender's first verification of Inventory or audit of Borrower's Accounts, Lender may, in its sale discretion, determine or redetermine the Value of Borrower's Inventory or Accounts by applying to Borrower's assigned Value thereof such percentage as Lender deems appropriate, based upon Lender's initial sample of other basis. Lender may likewise determine or redetermine the Value thereof between Lender's Inventory verifications and audits, based upon Lender's last preceding verification, audit, sampling, review, or other basis.

         15. Borrower shall have the revocable privilege to collect at Borrower's expense the payments due on Accounts assigned to Lender, upon the express condition, however, that all such collections shall (a) be received by Borrower in trust for Lender; (b) not be mingled with Borrower's funds; and (c) be delivered to Lender in kind within twenty-four (24) hours after Borrower's receipt of the same. Borrower's collection privilege as described above is subject to revocation by Lender at any time and shall be automatically revoked upon the happening of an Event of Default as defined below. Unless the instruments so received by Borrower are dishonored, or unless Borrower shall in its discretion have remitted the amount thereof to Lender, Lender shall credit the amount thereof against Borrower's indebtedness to Lender as set forth in Paragraph 2 and 3 above. Lender is hereby irrevocably Borrower's attorney-in-fact with authority and power to endorse our name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender's possession; to sign Borrower's name on any invoice or bill of lading related to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verification of Accounts, and notices to account debtors; to establish a lock box arrangement and/or at Lender's sole discretion to notify the post office authorities to change the address for delivery of Borrower's mail; to receive and open all mail addressed to Borrower and to retain all mail relating to Lender's security, forwarding all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement.

         16. If any property referred to or covered by any Account assigned to Lender shall remain in, or revert to, Borrower's possession, Borrower will forthwith set it apart, mark and designate it as Lender's property and promptly notify Lender. Borrower will prepare and deliver to Lender financial statements, balance sheets, profit and


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loss statements, schedules of Accounts, agings (listing the names and addresses of, and amounts owing by date, by account debtors), preliminary fiscal year end financial statements, reviewed fiscal year end statements and/or tax returns, and such other reports, analysis and operating data as Lender may from time to time reasonably request orally or in writing, all in form acceptable to Lender. Lender or Lender's agents or employees shall have the right, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to have access to, examine, inspect and/or audit any or all of Borrower's books and records, including but not limited to minute books, ledgers, records indicating, summarizing or evidencing the assets (including Accounts, Inventory and equipment) and liabilities, and all information relating thereto, records indicating, summarizing or evidencing Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information, and permit Lender or Lender's employees or agents to copy and make extracts therefrom. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower.

        17. Borrower shall accept no returns and shall grant no allowances or credits to account debtors without notifying Lender at the time credit is issued. Borrower shall maintain insurance at Borrower's expense on property given to Lender as security with such carriers, covering such risks and containing such amount of coverage and other terms (including an endorsement providing for non-cancellation except upon thirty (30) days' written notice to Lender and a loss payable endorsement, 438BFU, in Lender's favor) as Lender may from time to time specify in writing. Borrower shall promptly deliver to Lender copies of all policies, endorsements, evidence of premium payment, claims and reports to insurance carriers.

         18. Borrower promises and agrees to pay all costs and expenses and all attorneys' fees incurred by Lender in connection with this Agreement and the transactions contemplated hereby (including without limitation the prosecution of motions or actions seeking relief from any stay or restraint under the United States Bankruptcy Code from pursuing any remedy hereunder), whether or not suit between Borrower and Lender is brought. Lender may bring all proceedings for collection in Lender's name or in Borrower's name and may exercise Borrower's right of stoppage in transit, replevin, and reclamation.

         19. Without limiting any other portion of this Agreement, all Borrower's indebtedness and Obligation shall automatically accelerate and become immediately due and payable, and the revocable collection privilege referred to in Paragraph 15 shall be automatically revoked, upon termination (by lapse of time or otherwise) of this Agreement or upon the happening of any one of the following which shall constitute an "Event of Default":

         (a) Borrower's failure to make any payment to Lender when due, or any default under, or breach or violation of any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any other written document which Borrower now or hereafter executes and delivers, or which Borrower now or hereafter causes to be executed and delivered to Lender; (b) the Obligations at any time exceed the Maximum Amount (c) Any change in Borrower's business, (including, without limitation, the ownership thereof) or financial condition or that of any guarantor of any of Borrower's Obligations or indebtedness hereunder or any decline in the Value of any property given to Lender as security, which causes Lender to deem itself insecure; (d) The withdrawal or cancellation of any guarantor of any of Borrower's Obligations or indebtedness hereunder, or the termination of any subordination agreement whereby any indebtedness is subordinated to Borrower's Obligations; (e) The ceasing to do business as a going concern, or the assignment of any property for the benefit of creditors or the commission of any act of bankruptcy or insolvency, by or on the part of Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder; (f) The filing by or against Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder of any petition or application in bankruptcy, reorganization, arrangement, trusteeship or receivership, whether under the United States Bankruptcy Code or otherwise, or the appointment of a trustee or receiver over all or any part of the property or business of Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder, or the levying of an attachment or garnishment on any of Borrower's property which is not released within ten (10) days; (g) Any of the property covered by any of the security agreements given or caused to be given by Borrower to Lender is lost, secreted, misused or destroyed; or (h) Any delinquency on Borrower's part in paying any tax when it comes due.

         20. Borrower waives presentment, demand, protest, and notice of dishonor as to any instrument. Borrower consents to any extensions, modifications, allowances, compromises or releases of security which Lender may grant, none of which shall release Borrower or any guarantors from, or affect, any of Borrower's or Guarantor's Obligations.

         21. This Agreement shall be effective as of the date first set forth above and shall remain in full force and effect for a period of TWENTY FOUR (24) MONTH(S) (the "Basic Term"). Notwithstanding the preceding sentence, this Agreement shall be renewed automatically for successive periods (each, a "Renewal Term") equal to the Basic Term unless this Agreement is terminated by Borrower giving written notice (a "Termination Notice") to Lender specifying such termination. Termination Notices shall be given by mailing a registered or certified letter specifying such termination not less than thirty (30) days prior to the effective date of such termination, addressed to Lender at the address set forth herein, and the termination shall be effective as of the date fixed in such notice. Notwithstanding the foregoing, Lender reserves the right to terminate this Agreement at Lender's sole discretion upon giving thirty (30) days prior written notice to Borrower or should Borrower be in default of one or more provisions of this Agreement, Lender may terminate this Agreement at any time without notice. After termination and when Lender has received all sums due, Lender shall reassign to Borrower all collateral held by Lender, and shall execute a cancellation of, and/or reconveyance under, all security agreements given by Borrower to Lender, upon the execution and delivery of mutual general releases.

         22. The Obligations may be prepaid by Borrower at any time and to the extent such Prepayment occurs, Borrower shall pay to Lender a fee equal to the amount of the Minimum Monthly Interest Payment times the number


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of months remaining in the Basic Term or Renewal Term, as applicable (the
"Prepayment Fee"). In addition, Borrower shall also pay any prepayment fees or penalties provided for in any other agreement with Lender. "Prepayment" includes any payment or other reduction of the balance of the Obligations, regardless of whether such payment or other reduction (a) is voluntary or involuntary; (b) is occasioned by Lender's acceleration of the Obligations or demand hereunder; (c) is made by Borrower or other third party, including Guarantor; (d) results from Lender's receipt or collection of proceeds of its collateral, including insurance proceeds and condemnation awards; (e) results from Lender's exercise of its right of setoff; and/or (f) is made during a bankruptcy, reorganization or other proceeding, or is made pursuant to any plan of reorganization or liquidation.

         23. Borrower will reimburse Lender for all out-of-pocket expenses incurred by Lender, including, without limitation, the cost of title searches, title reports, title insurance, recording fees, filing fees, publication fees, attorneys' fees, appraisals, and all other expenses similar to the foregoing. If during the term hereof, Borrower fails to make any such payment required, Lender may, but need not, pay the same and charge Borrower's account therefore.

         24. Lender may, in its discretion, make advances under this Agreement or under the Obligations to make any payments due from Borrower to Lender under this Agreement or any of the Obligations. Lender may also, in its sole discretion, reserve under this Agreement or under the Obligations, for amounts due under this Agreement or any of the Obligations

         25. In case of any breach or default by Borrower, or the occurrence of any Event of Default described in Paragraph 19, or if Borrower fails or neglects to promptly pay any and all of their Obligations, when due, all of their Obligations shall, without notice or demand, become immediately due and payable at Lender's option. Thereafter, all amounts outstanding shall bear interest at the rate of an additional THREE PERCENT (3.0%) per annum in excess of the then applicable interest rate (the "Default Rate"). Upon the occurrence of any such Event of Default Lender may immediately, or at any time or times thereafter, without any demand or notice to Borrower or any guarantor of any of our Obligations and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all such Obligations, commence proceedings to sell, lease or otherwise dispose of any and all collateral covered by this Agreement and by all security agreements given or caused to be given by Borrower to Lender or, without legal proceedings, enter such places as any of such collateral may be found and take possession of such collateral and sell the same. Such collateral may be sold where it is located at the time of the breach or default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at Lender's sole option and discretion. Borrower hereby further waives all notices of seizure and sale, and all requirements that such property be physically present at the place of sale. Any person, including Lender, may purchase at any such sale, free from any right of redemption which is expressly waived, and if Lender is the purchaser, may turn all or part of any of Borrower's indebtedness to Lender in toward payment of the purchase price. The proceeds of any such sale or other disposition shall be applied, first to all expenses of setting all liens and claims against, and all costs, charges and expenses incurred in taking, removing, holding, repairing and selling such collateral, including without limitation, all attorneys' fees and costs incurred by Lender, and second, to the payment of all Obligations, whether due, or to become due, and whether arising under this Agreement or otherwise. The surplus, if any, shall be delivered to Borrower. Borrower shall pay any deficiency forthwith.

         26. All notices or demands hereunder shall be in writing and sent by certified, first class mail. They shall be deemed received when deposited in a United States Post Office Mail Box, postage paid, properly addressed to Lender or Borrower at the addresses set forth herein or to such other address as Lender or Borrower may from time to time specify in writing.

         27. Lender shall not be liable for any claims, demands, losses or damages made, claimed or suffered by Borrower, except such as may arise through or could be caused by Lender's gross negligence or willful misconduct. Lender shall not be liable or responsible for the safekeeping of any collateral. Lender shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort (excluding the Lender's gross negligence or willful misconduct), or any other wrong arising from the establishment, administration, or collection of the Obligations.

         28. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

         29. If there are two or more Borrowers, then (a) regardless of the form of Lender's check or other papers, Advances hereunder shall be deemed to be made to each and all Borrowers and each Borrower shall be jointly and severally obligated to repay the Obligations; (b) each Borrower jointly and severally makes, and is liable for, each and every warranty, representation, obligation, covenant and undertaking under this Agreement; and (c) when permitted by the context, the word "Borrower" shall include and mean all, or any one of the undersigned Borrowers.

         30. Lender's rights and remedies under this Agreement and all security agreements shall be cumulative and Lender shall have all other rights and remedies not inconsistent therewith as provided by law; no exercise by Lender of one right or remedy shall be deemed an election and no waiver by Lender of any default in Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver or election. This Agreement shall be binding when signed by Lender where indicated below and shall bind and inure to the benefit of Lender's and Borrower's respective successors and assigns. However, Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent. No such consent by Lender shall release Borrower or any guarantor of any Obligation or indebtedness hereunder. Paragraphs and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph


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                                  Page 5 of 12
applies equally to all paragraphs herein. Neither this Agreement nor any uncertainty, or ambiguity herein shall be construed or resolved against Lender or Borrower whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

         31. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code ss. 1654.

         32. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination. "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California, as amended from time to time, and any successor statute.

         33. Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

         34. ANY LAWSUIT OR OTHER PROCEEDING ARISING OR CONNECTED WITH THIS AGREEMENT OR THE SECURITY INTERESTS CREATED HEREUNDER SHALL, TO THE EXTENT PERMITTED BY LAW, BE BROUGHT AND TRIED SOLELY IN THE SUPERIOR COURT OF SANTA CLARA COUNTY, CALIFORNIA. WE HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF OUR TRANSACTIONS WITH YOU.

         35. Borrower shall comply with the reporting requirements set forth below:

               (a) Monthly internally prepared financial statements due within 30 days of month end;

               (b) Monthly accounts payable agings due within 15 days of month end;

               (c) Payroll tax receipts due within 30 days of payment. All taxes must be paid when due;

               (d) Preliminary year-end statements due within 60 days of fiscal year end; and

               (e) Corporate Tax Returns or Reviewed Fiscal Year End Statements due within 120 days of fiscal year end.



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



         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the date first set forth above.

         This Security Agreement is subject to the terms and conditions set forth in Addendum A attached hereto and made a part hereof.

                               BRIGHTSTAR INFORMATION TECHNOLOGY SERVICES, INC. ("Borrower")

                                /s/ JOSEPH A. WAGDA
                                ----------------------------------------------
                                By:  Joseph A. Wagda
                                Its: C.E.O.


                                BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. ("Borrower")

                                /s/ JOSEPH A. WAGDA
                                ----------------------------------------------
                                By:  Joseph A. Wagda
                                Its: C.E.O.


                                BFI BUSINESS FINANCE ("Lender")

                                /s/ DAVID DROGOS
                                ----------------------------------------------
                                By:  David Drogos
                                Its: President

                        ADDENDUM A TO SECURITY AGREEMENT

         Pursuant to this Addendum A to Security Agreement (this "Addendum"), the foregoing Security Agreement by and between BFI Business Finance, BRIGHTSTAR INFORMATION TECHNOLOGY SERVICES, INC. and BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. (the "Agreement") is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in the Agreement as the following additional paragraphs to the Agreement:

         36. Each Borrower hereby waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to either Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

         37. Each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed either Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise, and each Borrower further waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of the California Uniform
Commercial Code.

         38. Notwithstanding the provisions of Section 1, the advance rate against the Net Face Amount of Prime Accounts shall be (a) seventy-five per cent (75%) of the Net Face Amount of Prime Accounts issued prior to January 1, 2003, provided that the time cards associated with the invoices issued in connection with such Prime Accounts have been signed by the employee and/or subcontractor of Borrower; and (b) eighty-five percent (85%) of the Net Face Amount of Prime Accounts issued after January 1, 2003, provided that the time cards associated with the invoices issued in connection with such Prime Accounts have been signed by Borrower's client. However, notwithstanding the foregoing, the amount that would otherwise be available to be advanced to Borrower shall be reduced by certain amounts to be reserved under the Agreement (each, a "Reserved Amount") with respect to (a) certain tax claims of Washington State, for which the sum of Twenty-two Thousand Five Hundred Dollars ($22,500) will be reserved; (b) certain tax claims of Arkansas, for which the sum of Four Thousand Five Hundred Dollars ($4,500) will be reserved; and (c) the amount of the Reserved Amount, as described below in Section 54 (b). Lender reserves the right to change such Reserved Amounts, or to establish additional Reserved Amounts if facts and circumstances require them to be changed, in Lender's sole discretion.

         39. Notwithstanding the provisions of Section 3, the Minimum Monthly Interest Payment shall be the amount of One Thousand and 00/100 Dollars ($1,000.00) during the first six (6) months of the loan, shall be in the amount of Two Thousand Three Hundred Seventy Five and 00/100 Dollars ($2,375.00) during the next three (3) months, and shall be in the amount of Three Thousand Seven Hundred Fifty and 00/100 Dollars ($3,750.00) thereafter.

         40. Notwithstanding the provisions of Section 6, Borrower has advised Lender and Lender hereby acknowledges that the facility located at 14673 Midway Road, Suite 118, Addison, Texas 75001 may be closed on or about the month of February 2003.

         41. Notwithstanding the provisions of Section 8(p), such Section shall be deemed to require Borrower's books and records to fully and accurately reflect in all material respects all of Borrower's assets and liabilities.

         42. The following verbiage shall be added to the end of Section 8(u):
"except as heretofore disclosed in writing to Lender".

         43. Notwithstanding the provisions of Sections 8m, Borrower warrants and agrees that Accounts of a single account debtor or its affiliates do not constitute more than thirty five percent (35%) of all otherwise Prime Accounts, (but the portion of the Accounts not in excess of such percentage may be deemed Prime Accounts) (with such maximum percentage being the "Concentration Limit"). Notwithstanding the foregoing, the Concentration Limit for Arkansas Blue Cross of not greater than sixty percent (60%) shall be permitted on a direct notification basis.

         44. Notwithstanding the provisions of the last sentence of Section 13, Lender shall only remove any original documents, files, and records relating to Lender's security if an Event of Default has occurred. Otherwise, Lender shall only remove copies of such documents, files, and records.

         45. Notwithstanding the provisions of Section 15, Lender shall not notify the post office authorities to change the address for delivery of Borrower's mail except upon the occurrence of an Event of Default, and in such event, Lender shall retain copies of Borrower's mail and return the originals to Borrower.

         46. Notwithstanding the provisions of Section 21, any renewal term shall be for a period of twelve (12) months.

         47. Section 21 is hereby further amended to replace the words "reassign to Borrower" with "release any lien on all collateral pledged to Lender".

         48. Notwithstanding the provisions of Section 22, Lender shall waive the Prepayment Fee should Borrower, after the first six (6) months of the loan made pursuant to the Agreement, either (i) obtain financing from U.S. Bank or
(ii) sell all or substantially all of Borrower's assets or stock or merge either Borrower with another entity. Should either of these events occur during the first six (6) months of the loan, Borrower shall pay a Prepayment Fee equal to the amount of the Minimum Monthly Interest Payment times six (6) months. After the first



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



twelve (12) months of the loan, Lender shall waive the Prepayment Fee unless Borrower obtains similar commercial financing in Lender's place. In this case, Borrower shall pay a Prepayment Fee equal to the amount of the Minimum Monthly Interest Payment times three (3) months. Also notwithstanding the provisions of
Section 22, the Prepayment Fee shall not apply to a payment from any source which payment is used to reduce but not retire the loan made under the Agreement.

         49. Section 28 is hereby amended by adding the following verbiage after "any event": "except in the case of gross negligence or willful misconduct".

         50. In the event that either Borrower provides services for the benefit of the other Borrower, on any of the other Borrower's Accounts, the economic benefit resulting from such services shall be remitted to such Borrower on receipt of such economic benefit by the other Borrower.

         51. Borrower agrees that Borrower shall not undertake, without the prior written consent of Lender, any of the following actions, with respect to any subsidiaries, affiliates, or related entities (each a "Related Entity" and collectively, the "Related Entities"); (a) take any steps to activate or operate any such Related Entities; (b) transfer any assets to such Related Entities; (c) downstream any monies to such Related Entities; or (d) pledge to any party a security interest in any asset of any such Related Entity.

         52. Borrower shall keep Lender apprised on a monthly basis of all litigation and shall advise Lender promptly upon the occurrence of any significant developments in any litigation to which either Borrower is a party.

         53. Conditions Precedent to any Advance:

         (a) Borrower shall have reached a resolution satisfactory to Lender for any and all judgment and or tax liens, including but not limited to that certain judgment lien regarding Compaq Computers.

         (b) Borrower shall have provided to Lender, time cards in support of each and every invoice issued (a) prior to January 1, 2003, which time cards have been signed by the employee and/or subcontractor of Borrower; and (b) after January 1, 2003, which time cards have been signed by Borrower's client.

         54. Conditions Subsequent to Advance:

         (a) On or before December 31, 2002, Borrower shall file an Annual Report with the Secretary of State of Delaware to reflect the corporate officers of Borrower as represented to Lender, and shall provide Lender with a copy of the recorded document by January 15, 2003.

         (b) In the event that Lender shall not have received a signed Subordination Agreement from _______ (the "Subordination Agreement") prior to the date on which the initial advance under this Agreement is to be funded, Borrower shall within thirty (30) days of the date hereof, either: (a) provide such signed _____ Subordination Agreement to Lender, or (b) take appropriate enforcement action to compel _____ to sign the ______ Subordination Agreement. In any event, until such time as ______ has executed the _______ Subordination Agreement, the sum of Eighty-Five Thousand Dollars ($85,000.00) shall be a reserved Amount reserved under the loan made pursuant to the Agreement, meaning the loan that would otherwise be available to be advanced to Borrower shall be reduced by such Reserved Amount.

         55. All references in the Agreement to the "assignment" of accounts shall be deemed to refer to the assignment for collateral purposes of such accounts only.

         56. All references in the Agreement to attorneys' fees and costs charged by Lender pursuant to this Agreement shall be deemed to be required to be reasonable.

         57. All references in the Agreement to defaults, breaches, violations or failures to act shall be deemed to require them to be material defaults in order to constitute an Event of Default, except that in any event fraud and/or conversion shall be deemed to be material.

         58. Borrower has made certain disclosures to Lender regarding potential claims of certain Swiss, Washington, and Arkansas taxing authorities to Lender, which disclosures are attached hereto as a schedule entitled Potential Tax Claims.

         59. Borrower has made certain disclosures to Lender regarding litigation and potential litigation, which is attached hereto on a schedule entitled Litigation.

         60. Lender agrees that all financial and other information concerning the business of Borrower disclosed by Borrower to Lender shall (except to the extent required to be disclosed to any government or governmental or political subdivision or any agency, authority, bureau, central bank, or comparable agency, or any court, tribunal or grand jury by legal or by governmental process or otherwise by law or if such documentation becomes publicly available other than by action of Lender) be held in confidence and used solely in connection with the administration and enforcement of this Agreement, any other document contemplated hereby or any other agreement between Lender and Borrower; provided, however, that Lender may disclose such documentation and other information to any financial organization to which Lender sells or proposes to sell a participation in any portion of the Advances under this Agreement if such financial institution, prior to such disclosure, agrees for the benefit of Borrower to comply with the foregoing confidentiality provision.




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





         61. Borrower has advised Lender that it may re-locate its Chief Executive Office to a facility located at 6601 Owens Drive, Suite 115, Pleasanton, CA 94588. Borrower will advise Lender in writing if and when it signs a lease for such potential new leased facility and when it actually re-locates its Chief Executive Office.


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


                         LITIGATION DISCLOSURE SCHEDULE


1. Borrower's Litigation Summary

(a) Saleh Igal Employment Contract Claim

A former employee of Brian R. Blackmarr and Associates, Inc. (BRBA) filed a wage claim in September 2001 against BRBA and BrightStar Group with the Texas Wage Commission for approximately $280,000 related to some alleged contract obligations on the part of BRBA (a subsidiary of Borrower that filed for bankruptcy in June 2002 and whose Chapter 7 case was completed and the Trustee dismissed in November 2002). The case was heard and the Wage Commission, after an administrative appeal, found no liability for the defendants. The claimant failed to make a further appeal. Subsequently, in August of 2002, claimant filed a legal action in Dallas County district court alleging similar theories against the same defendants. Defendants have moved for summary judgment as the action is barred by the Texas Labor Code. No hearing has been scheduled yet.

(b) Infomart Litigation

Plaintiff Infomart's owner alleges that Borrower is liable for approximately $400,000 in unpaid rents relating to the premises leased by BRBA at the Infomart, alleging various alter-ego and fraudulent conveyance theories. The third motion for summary judgment is about to be filed (the first was denied and the second was not heard for technical reasons) for a hearing before a new judge. Lender has copies of the previous documents and will promptly receive the new documents when they are filed.

(c) City of Austin. About a year ago, a $7,000 claim was asserted against Borrower by the City of Austin for failure to perform services for which payment was allegedly made. A draft complaint was received but to the best of our knowledge was never filed. This is a contingent liability subject to compromise.

(d) BRBA has been the subject of claims and litigation, but in view of the completion of its Chapter 7 bankruptcy, those liabilities are now moot.


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



                         TAX CLAIMS DISCLOSURE SCHEDULE


1. Tax Claims.


Borrower has disclosed the following potential tax claims and made the following representation with respect to such disclosure:

(a) At least two years ago, a claim in Switzerland was reportedly made by Swiss cantonal tax authorities in the sum of approximately Two Hundred Thousand Dollars ($200,000) against a Swiss subsidiary of Borrower as the result of the subsidiary having located to a different canton. Borrower has been advised by counsel that this amount is negotiable. Nevertheless, Borrower believes that there is no exposure in the U.S. to this obligation, but is willing to make a nominal payment (say in the neighborhood of 10%) as a corporate housekeeping matter to resolve the claim. No contact in the U.S. has ever been received from the Swiss and this is a low priority clean up item.

(b) About two years ago, the State of Washington had asserted a sales tax claim against Software Consulting Services America, Inc. ("SCSA"), a subsidiary of Borrower, and agreed to waive interest and penalties in return for adhering to a payment schedule. Although the agreed upon payments had been completed, a formal closing agreement had not been executed. The State has requested representations of SCSA's insolvency in order to complete the closing agreement without further payment. If the closing agreement cannot be executed, approximately $20,000 of interest and penalties would be payable by SCSA. We have no intention currently of making any further payments and expect to close this out with the appropriate documentation.

(c) We were recently informed that a judgment had been entered in Arkansas against Software Innovators, Inc. a wholly owned subsidiary of Borrower. Upon subsequent discussion with the State's auditor, she reviewed our documentation and advised us that she would issue a new assessment of approximately $4,500, in replacement of the $110,000 judgment item. Upon receipt of this assessment, we shall immediately pay it.

(d) There are other minor tax liens and items that have shown up on BFI's lien search, which we have or will promptly payoff.


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                                  Page 12 of 12